Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Zurn Elkay Water Solutions Corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 2nd day of October, 2024.

ICE MOUNTAIN LLC, a Delaware limited liability company

By: Cascade Bay LLC, a Delaware limited liability company, its Manager

By:	The Northern Trust Company, as Trustee of each of the Aimee New Growth Trust dated as of December 1, 2019 and the April New Growth Trust dated as of December 1, 2019, and not individually, its General Manager

By:	/s/ John Thickens

Print name:	John Thickens

Its:	Senior Vice President

CASCADE BAY LLC, a Delaware limited liability company

By:	The Northern Trust Company, as Trustee of each of the Aimee New Growth Trust dated as of December 1, 2019 and the April New Growth Trust dated as of December 1, 2019, and not individually, its General Manager

By:	/s/ John Thickens

Print name:	John Thickens

Its:	Senior Vice President

KATZ 2004 DYN TRUST

By:	The Northern Trust Company, as Trustee of each of the Aimee New Growth Trust dated as of December 1, 2019 and the April New Growth Trust dated as of December 1, 2019, and not individually, its General Manager

By:	/s/ John Thickens

Print name:	John Thickens

Its:	Senior Vice President

KATZ 2021 TRUST FOR PATTI

By: The Northern Trust Company, as Trustee, and not individually

By:	/s/ John Thickens

Print name:	John Thickens

Its:	Senior Vice President

KATZ NEW VBA TRUST

By: The Northern Trust Company, as Trustee, and not individually

By:	/s/ John Thickens

Print name:	John Thickens

Its:	Senior Vice President

KATZ VOTING STOCK TRUST

By: The Northern Trust Company, as Trustee, and not individually

By:	/s/ John Thickens

Print name:	John Thickens

Its:	Senior Vice President

PHYLLIS HOLLANDER, AS SUCCESSOR TRUSTEE UNDER DECLARATION OF TRUST DATED JULY 8, 1996

By:	/s/ Phyllis Hollander
Phyllis Hollander, as Trustee, and not individually

THE NORTHERN TRUST COMPANY

By:	/s/ Siomara Elizondo

Print Name:	Siomara Elizondo

Its:	Authorized Signatory

/s/ Aimee Katz
AIMEE KATZ

/s/ April Jalazo
APRIL JALAZO

/s/ Patricia A. Bauer
PATRICIA A. BAUER

ESTATE OF ERROL R. HALPERIN, DECEASED

By:	/s/ Phyllis Hollander

Print Name:	Phyllis Hollander

Its:	Independent Executor

ESTATE OF RONALD C. KATZ, DECEASED

By The Northern Trust Company, Personal Representative

By:	/s/ Siomara Elizondo
Print Name:	Siomara Elizondo

Its:	Authorized Signatory